EXHIBIT 3(i).8

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:59 AM 03/27/2015
FILED 07:59 AM 03/27/2015
SRV 150420543 - 4864845 FILE

STATE OF DELAWARE
CERTIFICATE OF CORRECTION

Vyta Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

1. The name of the corporation is Vyta Corp.

2. That a Certificate of Amendment was filed by the Secretary of State of Delaware on April 18, 2013 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said Certificate is: the Certificate of Amendment was filed without the knowledge or authority of the officers and directors.

4. The Certificate of Amendment filed April 18, 2013 is hereby rendered null and void, and the corporation name is Bio Lab Naturals, Inc.

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction this 6th day of March, A.D. 2015.

By: [signature]
W. Edward Nichols, CEO